EXHIBIT 99.1

Woodward Announces Appointment of New Board Member

FORT COLLINS, Colo., May 16, 2016 (GLOBE NEWSWIRE) -- Woodward, Inc. (NASDAQ:WWD) today announced that its Board of Directors has appointed Jonathan (“Jack”) W. Thayer, 45, to serve on the Board, effective immediately. Mr. Thayer was also appointed to the Audit Committee of the Board.

Mr. Thayer joined Chicago-based Exelon Corporation in January 2012 and serves as Senior Executive Vice President and Chief Financial Officer.  Exelon Corporation is an energy provider that operates several energy businesses, doing business in 48 states, the District of Columbia, and Canada. As CFO, Mr. Thayer is responsible for leading all financial activities including financial reporting, planning, audit, tax, treasury and investor relations.

Prior to joining Exelon, Mr. Thayer served as a Senior Vice President and Chief Financial Officer of Constellation Energy in Baltimore, Maryland.

“Mr. Thayer is a highly strategic financial expert with a deep understanding of shareholder value and investor relations. His expertise in investments, knowledge of operations and strong experience leading across periods of growth, maturity, and crisis are a rare and valuable blend of skills to have in a Director,” said Thomas A. Gendron, Woodward Chairman of the Board and Chief Executive Officer.

Mr. Thayer graduated from Middlebury College, and received his MBA from Harvard University.

About Woodward, Inc.

Woodward is an independent designer, manufacturer, and service provider of control system solutions and components for the aerospace and industrial markets. The company's innovative fluid, combustion, electrical, and motion control systems help customers offer cleaner, more reliable, and more efficient equipment. Our customers include leading original equipment manufacturers and end users of their products. Woodward is a global company headquartered in Fort Collins, Colorado, USA. Visit our website at www.woodward.com, and connect with us at www.facebook.com/woodwardinc.

Notice Regarding Forward-Looking Statements

The statements in this release contain forward-looking statements that involve risks and uncertainties, including statements concerning the company’s quarterly cash dividend. Actual results could differ materially from projections or any other forward-looking statements and we have no obligation to update our forward-looking statements. Factors that could affect performance and could cause actual results to differ materially from projections and forward-looking statements are described in Woodward's Annual Report and Form 10-K for the year ended September 30, 2015 and any subsequently filed Quarterly Report on Form 10-Q.

CONTACT:

Tracy Gohari
Business Communications
970-498-3126
Tracy.Gohari@Woodward.com